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EXHIBIT 23.1
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to incorporation by reference in the Registration Statement on Form
S-8 (SEC File #: 333-83504), filed on February 27, 2002, of our independent accountant's review report dated February 11, 2003 relating to the unaudited consolidated balance sheets of Composite Technology Corporation (SEC File #0-10999, CIK # 317477) as of December 31, 2002 and 2001 and the related statements of operations and comprehensive loss and cash flows for each of the three months ended December 31, 2002 and 2001, respectively, which report appears in the Quarterly Report on Form 10-QSB of Composite Technology Corporation.

                                                   /s/ S. W. Hatfield, CPA
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                                                     S. W. HATFIELD, CPA
Dallas, Texas
February 11, 2003